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                                                               Exhibit (a)(1)(C)

                         Notice Of Guaranteed Delivery

                                      for

                       Tender Of Shares Of Common Stock

                                      of

                               Lands' End, Inc.

                                      to

                            Inlet Acquisition Corp.
                         a wholly owned subsidiary of

                            Sears, Roebuck and Co.

                   (Not To Be Used For Signature Guarantees)

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                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY,
                  JUNE 14, 2002, UNLESS THE OFFER IS EXTENDED.
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   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Mellon Investor Services LLC (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                         Mellon Investor Services LLC

        By Mail:             By Overnight Courier:            By Hand:

Mellon Investor Services   Mellon Investor Services   Mellon Investor Services
   LLC Reorganization         LLC Reorganization                 LLC
       Department                 Department          Reorganization Department
  Post Office Box 3301        85 Challenger Road      120 Broadway, 13th Floor
South Hackensack, NJ 07606     Mail Stop--Reorg          New York, NY 10271
                           Ridgefield Park, NJ 07660

                           By Facsimile Transmission:
                           (for Eligible
                           Institutions only)
                                (201) 296-4293

                             Confirm Facsimile By
                                  Telephone:
                                (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

   The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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Ladies and Gentlemen:

   The undersigned hereby tenders to Inlet Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sears, Roebuck and Co., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 17, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share (the "Shares"), of Lands' End, Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.


--------------------------------------------------------------------------------
                                                             SIGN HERE
Number of Shares Tendered: ______________________
                                                  Name(s) of Record Holder(s):
Certificate No.(s) (if available):                ---------------------------
=-----------------------------------                     (please print)

[_] Check if securities will be tendered by      Address(es):
    book-entry transfer                          ---------------------------
                                                                    (Zip Code)
Name of Tendering Institution:                   Area Code and Telephone No.(s):
------------------------------------             -------------------------------
                                                 Signature(s)
Account No.: ____________________________________-------------------------------

Dated: ____________________________________, 2002
--------------------------------------------------------------------------------

                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees the delivery to the Depositary of either the certificates evidencing all tendered Shares, in proper form for transfer, or the Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.


                       Name of Firm: _________
                       -----------------------
                        (Authorized Signature)

                       Address: ______________
                       -----------------------
                               Zip Code

                       Title: ________________

                       Name: _________________
                        (Please type or print)

                       Area Code and Tel. No.

                       Date: ___________, 2002


NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
          SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.